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                                                                     EXHIBIT 5.1

                          GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                     TELEPHONE  (617) 570-1000
                                                     TELECOPIER (617) 523-1231

                                  April 4, 1997


Summit Properties Inc.
212 South Tryon Street, Suite 500
Charlotte, NC  28281

         Re: Legality of Securities to be Registered Under the Registration Statement on Form S-3

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 589,792 shares of common stock, par value $.01 per share ("Common Stock"), of Summit Properties Inc., a Maryland corporation (the "Company"), consisting of (i) 346,184 shares of Common Stock (the "Redemption Shares") that may be issued by the Company if, and to the extent that, holders of units of limited partnership interest ("Units") in Summit Properties Partnership, L.P. (the "Operating Partnership") tender such Units to the Operating Partnership for redemption and the Company exercises its contractual right to acquire such tendered Units for Redemption Shares; and (ii) 243,608 currently issued and outstanding shares of Common Stock (the "Original Shares" and, together with the Redemption Shares, the "Registered Shares") to be sold pursuant to the Registration Statement for the respective accounts of certain stockholders of the Company.

         In connection with rendering this opinion, we have examined the Articles of Incorporation of the Company, as amended and restated to the date hereof and on file with the Maryland State Department of Assessments and Taxation; the Bylaws of the Company; the Agreement of Limited Partnership of the Operating Partnership, as amended to the date hereof (the "Partnership Agreement"); such records of the corporate proceedings of the Company as we deemed material; the Registration Statement and the exhibits thereto; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials
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Summit Properties Inc.
April 4, 1997
Page 2

and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the laws of The Commonwealth of Massachusetts and the Maryland General Corporation Law, and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts and Maryland.

         Based upon the foregoing, we are of the opinion that under the Maryland General Corporation Law, pursuant to which the Company was incorporated:

         (1) When the Registration Statement relating to the Registered Shares has become effective under the Securities Act and the Redemption Shares have been duly issued and exchanged for Units tendered to the Operating Partnership for redemption in accordance with the provisions of the Partnership Agreement as described in the Registration Statement, such Redemption Shares will be validly issued, fully paid and nonassessable.

         (2) The Original Shares have been validly issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Prospectus which is a part of such Registration Statement.

                                            Very truly yours,


                                            /s/ GOODWIN, PROCTER & HOAR LLP
                                            -----------------------------------
                                            GOODWIN, PROCTER & HOAR LLP